EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT





NAME OF SUBSIDIARY                 STATE OF INCORPORATION         PERCENT OWNED
------------------                 ----------------------         -------------


Norman Enterprises, Inc.                 California                   100%

Nord Photo Engineering, Inc.             Minnesota                    100%